Exhibit 99.2

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NTR ACQUISITION CO.

NTR Acquisition Co. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That, the Board of Directors of said Corporation, by action in writing pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, has adopted a resolution proposing and declaring advisable that ARTICLE SEVENTH, paragraph F, be deleted from the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”).

SECOND: That, by action in writing in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware in lieu of a meeting, the stockholders have adopted the Amendment.

THIRD: That the Amendment has therefore been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this certificate in the name and on behalf of the Corporation.

Date: February 1, 2007

NTR ACQUISITION CO.

By:	/s/ HENRY M. KUCHTA
Henry M. Kuchta President and Chief Operating Officer

By:	/s/ MARIO E. RODRIGUEZ
Mario E. Rodriguez Secretary and Chief Executive Officer